UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
 Toronto, Ontario, Canada M5R 1J2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (416) 223-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, SusGlobal Energy Corp. (the "Company") issued a promissory note on October 28, 2021 to an investor (the "October 2021 Note"). The October 2021 Note was in the principal amount of $294,118 and had a maturity date of the earlier of July 28, 2022 or the listing of the Company's common stock on a national securities exchange in connection with a public offering (a "Liquidity Event"). As of December 20, 2022, the October 2021 Note had a balance due of approximately $322,160.

              On December 22, 2022, the Company and the investor agreed to extend the maturity date to the earlier of July 28, 2023 or the occurrence of a Liquidity Event.  In addition, the Company agreed that the investor could convert the October 2021 Note into shares of the Company's common stock at any time at the investor's option. Previously, the October 2021 Note was only convertible upon the occurrence of the Liquidity Event. The Company also agreed to change the conversion price to be the lowest trading bid price of the Company's common stock on the trading day immediately prior to the conversion date multiplied with a 35% discount to that lowest price. Previously, the conversion price was a 30% discount to the price at which the securities were sold in connection with the Liquidity Event.  In consideration for the extension of the maturity date, the Company agreed to issue the investor 500,000 shares of the Company's common stock.

As previously disclosed, the Company issued a promissory note on June 23, 2022 to an investor (the "June 2022 Note"). The June 2022 Note was in the principal amount of $1,200,000 and had a maturity date of the earlier of December 23, 2022 or the listing of the Company's common stock on a national securities exchange.

On December 29, 2022, the Company and the investor agreed to extend the maturity date to the earlier of June 23, 2023 or the listing of the Company's common stock on a national securities exchange. In consideration for the extension of the maturity date, the Company agreed to: (i) increase the principal amount to $1,320,000.00 (the "Increased Principal Amount"); (ii) that interest is payable on the Increased Principal Amount and that such interest (but not any default interest that becomes due) is paid in full and in advance by the Company issuing to the investor 450,000 shares of the Company's common stock and (iii) issue to the investor 666,667 shares of the Company's common stock (the "Modification Fee Shares"). The parties agreed that the Modification Fee Shares served as an increase in the amount of commitment fee shares issued to the investor pursuant to the securities purchase agreement signed by the Company and the investor in June 2022 in connection with the issuance of the June 2022 Note.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: January 5, 2023	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer